UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 4, 2014

Date of Report (date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01               Entry into a Material Definitive Agreement.

Indenture for 4.375% Senior Secured Notes due 2019

On June 4, 2014, Sanmina Corporation (the “Company”) entered into an indenture among the Company, certain subsidiaries of the Company, as guarantors, and U.S. Bank National Association, as trustee and as notes collateral agent (the “Indenture”), relating to the issuance by the Company of $375,000,000 aggregate principal amount of its 4.375% Senior Secured Notes due 2019 (the “Notes”).

The Notes will mature on June 1, 2019 and bear interest at a rate of 4.375% per annum, payable semi-annually in cash in arrears on June 1 and December 1 of each year, beginning on December 1, 2014.

The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior secured basis by substantially all of the Company’s domestic restricted subsidiaries.  The Notes and the Guarantees are secured by substantially all of the personal property of the Company and the guarantors, and real property of the Company and the guarantors having a fair market value in excess of $5,000,000, subject to certain exceptions.

In connection with the issuance of the Notes, the Company and the guarantors entered into a Security Agreement, dated June 4, 2014, with U.S. Bank National Association, as notes collateral agent (the “Security Agreement”).  The Notes and the Guarantees are secured by a first-priority lien, subject to permitted liens, on certain of the Company’s and the guarantors’ tangible and intangible assets including certain real property, equipment and intellectual property, and by a second-priority lien on certain of the Company’s and the guarantors’ assets, including accounts receivable, inventory and stock of subsidiaries, securing the Company’s asset-backed credit facility.

All or any portion of the Notes may be redeemed, at any time, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, plus a make-whole premium.  In addition, prior to June 1, 2017, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding at a redemption price equal to 104.375% of the principal amount, plus accrued and unpaid interest, with the proceeds of certain equity offerings.

Following a change of control, as defined in the Indenture, the Company will be required to make an offer to repurchase all of the Notes at a purchase price of 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture includes certain customary covenants that limit the ability of the Company and its restricted subsidiaries to, among other things:

•                  incur additional debt, including guarantees by its restricted subsidiaries;

•                  make investments and other restricted payments, pay dividends on capital stock, or redeem or repurchase its capital stock or subordinated obligations;

•                  create specified liens;

•                  sell assets;

•                  create or permit restrictions on the ability of its restricted subsidiaries to pay dividends or make other distributions to the Company or other subsidiaries of the Company;

•                  engage in transactions with affiliates; and

•                  consolidate or merge with or into other companies or sell all or substantially all of the Company’s assets.

The restrictive covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for specified events of default, including payment defaults, breaches of covenants, certain payment defaults at final maturity or acceleration of other indebtedness, failure to pay certain judgments, certain events of bankruptcy, insolvency and reorganization involving the Company or certain of its subsidiaries and certain instances in which a guarantee ceases to be in full force and effect. If any event of default occurs and is continuing, subject to certain exceptions, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes, may declare all the Notes to be due and payable immediately, together with any accrued and unpaid interest, if any, to the acceleration date. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving the Company, such amounts with respect to the Notes will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the Notes.

The description of the Indenture, the Notes and the Security Agreement contained herein is qualified in its entirety by reference to the text of the Indenture and the related form of note and the Security Agreement, which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

First Supplemental Indenture for 7% Senior Notes due 2019

On June 4, 2014, the Company, in connection with its previously announced cash tender offer and consent solicitation (the “Tender Offer”) for any and all of its outstanding $500.0 million aggregate principal amount of 7% Senior Notes due 2019 (the “2019 Notes”), entered into a First Supplemental Indenture (the “Supplemental Indenture”) by and among the Company, the notes guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), supplementing that certain Indenture, dated as of May 10, 2011, by and among the Company, the notes guarantors party thereto and the Trustee (the “2019 Notes Indenture”), pursuant to which the 2019 Notes were issued.

The First Supplemental Indenture effects certain amendments to the 2019 Notes Indenture proposed in connection with the Tender Offer and eliminates most of the covenants and certain events of default contained in the 2019 Notes Indenture.

The description of the First Supplemental Indenture contained herein is qualified in its entirety by reference to the text of the First Supplemental Indenture, which is attached as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Indenture for 4.375% Senior Secured Notes due 2019” in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 8.01               Other Events.

On June 4, 2014, the Company issued a press release announcing that as of 5:00 p.m., New York City time, on June 3, 2014, the Company had received tenders and consents from holders of approximately $264.4 million in aggregate principal amount of the 2019 Notes, representing approximately 52.88% of the outstanding 2019 Notes.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)    Exhibits.

4.1

Indenture, dated as of June 4, 2014, among Sanmina Corporation, certain subsidiaries of Sanmina Corporation, as guarantors, and U.S. Bank National Association, as trustee and as notes collateral agent.

4.2	Form of Note for Sanmina Corporation’s 4.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 4.1 hereto).

4.3

Security Agreement, dated as of June 4, 2014, among Sanmina Corporation, certain subsidiaries of Sanmina Corporation party thereto as grantors and U.S. Bank National Association, as notes collateral agent.

4.4	First Supplemental Indenture, dated as of June 4, 2014, among Sanmina Corporation, certain subsidiaries of Sanmina Corporation as guarantors and U.S. Bank National Association as trustee.

99.1	Press release, dated June 4, 2014, announcing early results for previously announced tender offer and consent solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

Date: June 5, 2014	By:	/s/ Robert K. Eulau
	Name:	Robert K. Eulau
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated as of June 4, 2014, among Sanmina Corporation, certain subsidiaries of Sanmina Corporation, as guarantors, and U.S. Bank National Association, as trustee and as notes collateral agent.

4.2	Form of Note for Sanmina Corporation’s 4.375% Senior Secured Notes due 2019 (incorporated by reference to Exhibit 4.1 hereto).

4.3

Security Agreement, dated as of June 4, 2014, among Sanmina Corporation, certain subsidiaries of Sanmina Corporation party thereto as grantors and U.S. Bank National Association, as notes collateral agent.

4.4	First Supplemental Indenture, dated as of June 4, 2014, among Sanmina Corporation, certain subsidiaries of Sanmina Corporation as guarantors and U.S. Bank National Association, as trustee.

99.1	Press release, dated June 4, 2014, announcing early results for previously announced tender offer and consent solicitation.